UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 1, 2009, Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts” or the “Company”) sent a notice of redemption for all of its outstanding 3.50% Convertible Senior Debentures Due 2024 (the “Debentures”) at a redemption price equal to 100% of the principal amount of the Debentures, plus interest accrued and unpaid to, but excluding, August 5, 2009 (the redemption date). As a result of Allscripts’ election to call the Debentures for redemption, the holders of the Debentures became entitled to convert the Debentures into shares of Allscripts common stock. By the close of business on August 4, 2009, the holders of all of the outstanding Debentures had converted their Debentures into an aggregate of approximately 2,451,000 shares of Allscripts common stock. As a result of the conversion, no Debentures remain outstanding.

Allscripts issued a press release on August 7, 2009 announcing that on August 6, 2009 it became aware of a purported class action complaint filed in the United States District Court for the Northern District of Illinois. A description of the complaint is set forth in the press release furnished as Exhibit 99.1 to this report, such description is incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
Exhibit 99.1	Press Release dated August 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: August 10, 2009	By:	/s/ Brian Vandenberg
Brian Vandenberg
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release dated August 7, 2009.